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                                     EXHIBIT 10.1

                                   ESCROW AGREEMENT
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                                   ESCROW AGREEMENT
                     FOR TELECOMMUNICATIONS INCOME FUND XI, L.P.
                                PUBLIC OFFERING FUNDS



    In consideration of the mutual covenants herein contained, TELECOMMUNICATIONS INCOME FUND XI, L.P. (an Iowa limited partnership) (hereinafter referred to as the "Partnership"), BERTHEL FISHER & COMPANY FINANCIAL SERVICES, INC. (an Iowa corporation) (hereinafter referred to as "Managing Sales Agent"), and First National Bank Iowa, Cedar Rapids, Iowa, (hereinafter referred to as the "Escrow Agent"), or its successor represent and agree as follows:


    1. The Partnership proposes to offer up to 25,000 Units of limited partnership interest (hereinafter referred to as "Units") in a public offering made pursuant to a Registration Statement on Form S-1 and Prospectus filed with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended (hereinafter referred to as the "Public Offering"). The Partnership will also file an application to register securities with the applicable authorities of states in which the Public Offering will be made.

    2. The Partnership has entered into a Managing Sales Agent Agreement with the Managing Sales Agent wherein the Managing Sales Agent has agreed to use its best efforts to obtain investors for the Partnership and to manage the sale by others of the Units in return for a Selling Commission payable by the Partnership equal to 9.0% of the aggregate capital contributions to the Partnership out of which the Managing Sales Agent will reallow to other broker-dealers participating in the Public Offering, Selling Commissions of up to 6.5% of the capital contributions attributable to the Units sold by them.

    3. The Partnership desires to meet the requirements of the Securities Act of 1933 and the various state regulatory statutes and regulations, and desires to protect the investors in the Public Offering by providing, under the terms and conditions herein set forth, for the return to subscribers of the money which they may pay on account of purchases of Units in the Public Offering if the Minimum Escrow Deposit (as hereinafter defined) is not deposited with the Escrow Agent.

    4. All proceeds from sales of Units in the Public Offering shall be delivered to the Escrow Agent immediately upon receipt thereof from investors, endorsed (if appropriate) to the order of the Escrow Agent, together with an appropriate written statement setting forth the name, address and social security number of each person purchasing Units, the number of Units purchased, and the amount paid by each such Purchaser.


    5. To the extent any such proceeds are deposited with the Escrow Agent in accordance with paragraph 4 in the form of uncollected checks, the Escrow Agent promptly shall present the checks for collection through customary banking and clearing house facilities. The Escrow Agent shall invest all cash or collected funds deposited with it as soon after receipt as is reasonable in an account (sometimes hereinafter referred to as the "Escrow Account") and shall reinvest said funds, principal and interest, upon the sale or maturity of any securities or assets purchased hereunder, all such investments or reinvestments to be as directed by the Partnership and only in short-term government obligations, securities issued or guaranteed by government agencies, funds investing only in government obligations or government agency securities, and time or demand deposits in commercial banks or shares of an institutional money market fund. The Escrow Agent shall, upon written request therefor, provide the Partnership with a list of the securities and assets then on hand, their identification, location and maturity date, together with a complete accounting of the total cash income earned by such securities or others previously purchased, sold or matured, as interest or otherwise. The Escrow Account shall be created and maintained


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subject to the customary rules and regulations of the Escrow Agent pertaining to such accounts. Unless and until the amounts so deposited in the Escrow Account shall equal at least the Minimum Escrow Deposit (as hereinafter defined), all amounts so deposited in the Escrow Account shall not become the property of the Partnership or Managing Sales Agent, or be subject to the debts of either the Partnership, Managing Sales Agent, or any other person.



    6. The Escrow Agent shall send a written notice to the Partnership and to the Managing Sales Agent every thirty days acknowledging the receipt and the amount of the deposited funds from the Managing Sales Agent or Selected Sales Agents. The Escrow Agent shall give the Partnership and Managing Sales Agent prompt written notice when funds deposited in the Escrow Account total $1,200,000. No certificate of deposit, stock certificates or any other instrument or document representing any interest in the deposited funds shall be issued by the Escrow Agent.

    7. At the time that funds are paid by the Escrow Agent to the Partnership at the initial disbursement of the Minimum Escrow Deposit or at any subsequent disbursement as provided in Section 10, the Escrow Agent shall report to the Partnership the amount of interest earned on the funds while in escrow. The interest shall be paid to the Partnership together with the payment of funds to the Partnership at the initial disbursement of the Minimum Escrow Deposit or at any subsequent disbursement as provided in Section 10.

    If the funds held in the Escrow Account are returned to the purchasers as provided in Section 11, the Escrow Agent shall pay to each of the purchasers the amount of interest earned on the funds of each purchaser, computed with respect to each purchaser of Units based pro rata on the average daily rate for the number of days that funds received from each purchaser are held in the Escrow Account pursuant to this Agreement.


    8. During the period (hereinafter referred to as the "Escrow Period") beginning on the date of this Agreement and ending one year after the date of effectiveness of the Registration Statement (or two years after the date of effectiveness of the Registration Statement if extended by the Partnership and Managing Sales Agent), the Escrow Account shall make or permit no disbursements from the Escrow Account except as expressly provided for herein.

    9. Until termination of the Escrow Period as described in paragraph 8, or until payment of the Escrow Account proceeds of the Public Offering over to the Partnership, purchasers in the Public Offering whose funds are held in the Escrow Account will be subscribers for Units, in view of the fact that no Units will be issued and distributed to such purchasers until such Escrow Account proceeds are paid over to the Partnership at Closings held for that purpose.

    10. At the time (and in the event) that the amount on deposit in the Escrow Account shall, during the Escrow Period, equal $1,200,000 or more in subscription proceeds (exclusive of interest)(hereafter "Minimum Escrow Deposit"), the Escrow Agent shall, after receiving written approval from the Managing Sales Agent, disburse the funds on deposit to the Partnership on its demand. Any amounts deposited with the Escrow Agent subsequent to attainment of the Minimum Escrow Deposit shall be disbursed by the Escrow Agent, after receiving written approval of the Managing Sales Agent, to the Partnership on its demand. Upon the making of the initial disbursement of the Minimum Escrow Deposit, plus interest, and the subsequent disbursements of subsequent deposits, plus interest, prior to the termination of the


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Escrow Period, the Escrow Agent shall be completely discharged and released of any and all further responsibilities hereunder.

    11. If the Escrow Period has ended after the expiration of one year from the effective date of the Registration Statement and the Minimum Escrow Deposit has not been attained, the Escrow Agent shall return to each of the purchasers of the Units in the Public Offering, as promptly as possible after such termination of the Escrow Period and on the basis of its records pertaining to the Escrow Account, the sum which each purchaser initially paid on account of purchases of the Units in the Public Offering and shall also distribute interest as provided in paragraph 7 hereof. Each amount paid or payable to each subscriber or purchaser pursuant to this paragraph shall be deemed to be the property of each such subscriber or purchaser, free and clear of any and all claims of the Partnership, any agents employed by the Partnership, or any other person or of any creditors of the Partnership, any such agents, or such other persons; and the respective purchases of the Units made and entered into in the Public Offering shall thereupon be deemed, IPSO FACTO, to be canceled without any further liability of the purchasers or any of them to pay for the Units purchased. At such time as the Escrow Agent shall have made all the payments and remittances, and given all notices provided for in this paragraph, the Escrow Agent shall be completely discharged and released of any and all further liability and responsibilities hereunder.

    12. The Partnership will deliver a copy of the Prospectus to the Escrow Agent within two weeks of the effective date of the Registration Agreement. The Escrow Agent will have no responsibility to examine the Prospectus with regard to the Escrow Account or otherwise.


    13. The Escrow Agent shall receive as compensation a $300 set-up fee and an additional single payment of $100 initial escrow closing fee. If the minimum number of Units is not sold and the original subscription amounts plus prorata interest is returned to the purchaser by the Escrow Agent, the Escrow Agent will be paid an additional fee of $35 per purchaser for processing payments and 1099 reports. The Escrow Agent will also be reimbursed out-of-pocket expenses including postage, toll calls, registered mail, photocopies, wire transfer charges, insurance, etc., for its services hereunder from the Partnership and no charge shall be made therefor against the interest and principal amount of the escrow funds. Such expenses shall be reimbursed upon the receipt of an invoice from the Escrow Agent. The Escrow Agent shall not receive compensation with respect to Purchasers whose funds are paid directly to the Partnership after the minimum number of Units (1,200) is sold.


    14. The Partnership does hereby agree to indemnify and hold the Escrow Agent harmless against any and all losses, claims, damages, liabilities and expenses, including reasonable costs of investigation and counsel fees, which may be imposed upon the Escrow Agent in connection with its acceptance or appointment hereunder for the performance of its duties, including any litigation arising from this Escrow Agreement or involving the subject matter hereof. This Agreement to indemnify and hold harmless, however, shall not absolve the Escrow Agent in the event of any damages, losses, claims, liabilities or expenses as herein contemplated in the event they are the result of the Escrow Agent's own negligence or willful default.

    15   Any notices provided for herein, or which any party hereto may desire to give to any other party, may be given by registered or certified mail, return receipt requested, postage prepaid, or orally or by telephone if confirmed in writing, to the respective parties at the respective addresses stated below:


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    TO THE PARTNERSHIP:      Nancy Lowenberg
                             Telecommunications Income Fund XI, L.P.
                             100 Second Street, SE
                             Cedar Rapids, Iowa 52401


    TO THE ESCROW AGENT:     First National Bank Iowa
                             Attn. Trust Department - Frank E. Ceynar
                             P.O.Box 5850
                             Cedar Rapids, Iowa 52401 - 5850


    TO MANAGING SALES AGENT: Berthel Fisher & Company Financial Services, Inc.
                             100 Second Street, SE
                             Cedar Rapids, Iowa 52401

    Notices given by mail shall be deemed to have been given when mailed in accordance herewith.

    16. The validity, interpretation and construction of this Agreement and of each part hereof shall be governed by the laws of the State of Iowa.


    IN WITNESS WHEREOF, the parties hereto have hereunto affixed their
corporate seals and signatures as of this            day of November, 1997.



                             TELECOMMUNICATIONS INCOME FUND XI, L.P.

                             By:  BERTHEL FISHER & COMPANY LEASING, INC.,
                                  General Partner


                                  By /s/ Thomas J. Berthel
                                    ------------------------------------------
                                         THOMAS J. BERTHEL, Chief
                                            Executive Officer


                             BERTHEL FISHER & COMPANY FINANCIAL
                             SERVICES, INC.


                             By /s/ Dwight E. Wheelan
                               ------------------------------------------------
                                  DWIGHT E. WHEELAN, President


                             FIRST NATIONAL BANK IOWA, CEDAR RAPIDS, IOWA


                             By /s/ Frank E. Ceynar
                               ------------------------------------------------
                                  FRANK E. CEYNAR, Vice President and
                                  Senior Trust Officer